Exhibit 10.01

DEFINITIVE SUPPLY
[REDACTED] AGREEMENT

THIS AGREEMENT is made and entered into this 20th day of August, 2013, by and between UNCLE MATT’S ORGANIC, INC., a Delaware corporation, (“UNCLE MATT’S”) having its principal address at 1645 East Highway 50, Suite 102, Clermont, FL 34711, and CITRUS EXTRACTS, INC., a Florida corporation, (“CITRUS EXTRACTS”) having its principal address at 3495 South U.S. Highway 1, Bldg. 12E, Ft. Pierce, FL 34982.

WITNESSETH

WHEREAS, UNCLE MATT’S is a Florida-based, family-owned company offering premium quality organic citrus juices and organic produce, and;

WHEREAS, UNCLE MATT’S is the largest grower of organic citrus in the state of Florida, and;

WHEREAS, UNCLE MATT’S desires to pursue business opportunities [REDACTED], and;

WHEREAS, CITRUS EXTRACTS is the largest citrus peel processor in the state of Florida, and;

WHEREAS, CITRUS EXTRACTS operates an Organic Certified facility which complies with USDA food production requirements, and;

WHEREAS, CITRUS EXTRACTS desires to pursue business opportunities [REDACTED];

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

SECTION 1.0: BUSINESS AGREEMENT.  UNCLE MATT’S desires to [REDACTED] to allow CITRUS EXTRACTS to process  [REDACTED] using CITRUS EXTRACTS [REDACTED].  Additionally, UNCLE MATT’S agrees to assist CITRUS EXTRACTS in [REDACTED] with the understanding and agreement that [REDACTED] will result in [REDACTED]. UNCLE MATT’S AND CITRUS EXTRACTS DESIRE TO EXPAND THIS SECTION 1.0 BUSINESS AGREEMENT TO INCLUDE [REDACTED] UNDER THE TERMS AND CONDITIONS OF THIS AGREEMENT EFFECTIVELY MODIFYING THIS AGREEMENT TO AN [REDACTED] BY AND BETWEEN UNCLE MATT’S AND CITRUS EXTRACTS AS TO [REDACTED].

Definitive [REDACTED] Agreement – Uncle Matt’s Organic, Inc./Citrus Extracts, Inc.	Page 1

SECTION 1.1  [REDACTED] Sourcing: UNCLE MATT’S agrees to [REDACTED]. The parties understand and agree that UNCLE MATT’S agreement to [REDACTED] involves no duty for UNCLE MATT’S [REDACTED].  Rather, UNCLE MATT’S will simply arrange to [REDACTED].

SECTION 1.2  [REDACTED]: UNCLE MATT’S agrees to use best efforts to assist CITRUS EXTRACTS [REDACTED].

[REDACTED] shall be subject to the prior approval of both parties to insure maintenance of the integrity and image of both companies.

SECTION 1.3 [REDACTED]: CITRUS EXTRACTS agrees to [REDACTED].

SECTION 1.4 [REDACTED]: The [REDACTED] is defined as [REDACTED] The[REDACTED] shall be mutually acceptable to CITRUS EXTRACTS and UNCLE MATT’S in all cases.  [REDACTED].  Subject to any confidential provisions herein, CITRUS EXTRACTS shall [REDACTED] related to this Agreement available to UNCLE MATT’S or its auditors at all reasonable times.

SECTION 1.5  [REDACTED]: [REDACTED]  For purposes of this Agreement [REDACTED] shall not be changed until and unless both parties have agreed in writing after CITRUS EXTRACTS presents documentation [REDACTED] ([REDACTED]).  [REDACTED].  IN THE EVENT CITRUS EXTRACTS IS REQUIRED TO [REDACTED] CALCULATIONS AS DEFINED IN SECTION 1.6.

SECTION 1.6 [REDACTED] is defined as [REDACTED] with the [REDACTED] being [REDACTED] to UNCLE MATT’S and CITRUS EXTRACTS.  All transactions shall be performed by CITRUS EXTRACTS with regard to [REDACTED] and CITRUS EXTRACTS [REDACTED] to UNCLE MATT’S [REDACTED].

SECTION 1.7  [REDACTED].  In the event UNCLE MATT’S [REDACTED] (the “[REDACTED]”) to CITRUS EXTRACTS and such [REDACTED] results in a [REDACTED] by CITRUS EXTRACTS [REDACTED], CITRUS EXTRACTS agrees to [REDACTED] UNCLE MATT’S [REDACTED] of the [REDACTED].

SECTION 2.0:  UNCLE MATT’S Confidential Customer Information. CITRUS EXTRACTS (including, without limitation, its officers, directors, employees, counsel or agents) shall maintain UNCLE MATT’S Confidential Customer Information in confidence, and shall not, without the prior written consent of UNCLE MATT’S, disclose any of UNCLE MATT’S Confidential Customer Information; provided however, that there shall be no obligation on the part of the parties to maintain in confidence any information disclosed to it by the other (i) which is generally known to the trade or the public at the time of such disclosure; (ii) which becomes generally known to the trade or the public subsequent to the time of such disclosure, but not as a result of disclosure by the other; (iii) which is legally received by either party from a third party without restriction: or (iv) which is approved for release in writing by the party whose Confidential Information is to be released.

Definitive [REDACTED] Agreement – Uncle Matt’s Organic, Inc./Citrus Extracts, Inc.	Page 2

SECTION 3.0:  CITRUS EXTRACTS Confidential Customer Information. UNCLE MATT’S (including, without limitation, its officers, directors, employees, counsel or agents) shall maintain CITRUS EXTRACTS Confidential Customer Information in confidence, and shall not, without the prior written consent of CITRUS EXTRACTS disclose any of CITRUS EXTRACTS Confidential Customer Information; provided however, that there shall be no obligation on the part of the parties to maintain in confidence any information disclosed to it by the other (i) which is generally known to the trade or the public at the time of such disclosure; (ii) which becomes generally known to the trade or the public subsequent to the time of such disclosure, but not as a result of disclosure by the other; (iii) which is legally received by either party from a third party without restriction: or (iv) which is approved for release in writing by the party whose Confidential Information is to be released.

SECTION 4.0:  Parties Procedure to Protect.  UNCLE MATT’S and CITRUS EXTRACTS covenant that they will use the highest degree of care to protect each other’s Confidential Customer Information.

SECTION 5.0:  Ownership of UNCLE MATT’S Confidential Customer Information.  CITRUS EXTRACTS agrees that it shall not have or acquire any proprietary or other right whatsoever in UNCLE MATT’S Confidential Customer Information by reason of delivery of such information hereunder.

SECTION 6.0:  Ownership of CITRUS EXTRACTS Confidential Customer Information.  UNCLE MATT’S agrees that it shall not have or acquire any proprietary or other right whatsoever in CITRUS EXTRACTS Confidential Customer Information by reason of delivery of such information hereunder.

SECTION 7.0:  No License.  No right or license whatsoever is granted to UNCLE MATT’S or CITRUS EXTRACTS pursuant to this Agreement with respect to this Agreement.

SECTION 8.0:  Confidentiality Agreement.  UNCLE MATT’S and CITRUS EXTRACTS agree to execute a Confidentiality and Non-Disclosure Agreement incorporated herein by reference and included as ATTACHMENT A to this Agreement.

Definitive [REDACTED] Agreement – Uncle Matt’s Organic, Inc./Citrus Extracts, Inc.	Page 3

SECTION 9.0:  No Hardship or Business Impairment.  Each party to this Agreement, by the execution of this Agreement, hereby represents and acknowledges that no hardship or business impairment shall occur as a result of the Non-Solicitation of Customers as defined herein.

SECTION 10.0:  Term.  This Agreement shall remain in full force and effect [REDACTED] unless terminated by mutual agreement of both parties prior to Term expiration.  Notwithstanding this term, either party may terminate this Agreement if the other party: a) breaches this Agreement and such breach remains uncured or unremedied thirty (30) days after written notice from the other party; or b) takes any action or experiences any change in circumstances which harms or disparages the other party or their reputation or which results in, or would reasonably be expected to lead to, unwanted or unfavorable publicity to the other party.  With regards to UNCLE MATT’S, this provision is intended to preclude, among other things, any occurrence which would harm or jeopardize UNCLE MATT’S reputation as an organic citrus grower.

SECTION 11.0:  No Public Announcement.  The parties agree that no notification, communication or public announcement shall be made or released to any person or entity, including but not limited to members of the press or any governmental entities, regarding the existence of this Agreement, the subject of this Agreement, except with the prior written consent of the other parties hereto.

SECTION 12.0:  Representations/Conflict of Interests:  By execution of this Agreement, the parties represent that to the best of their knowledge, examination of the Confidential Customer Information and performance of the confidentiality and restrictive use obligations in this Agreement does not present or constitute a conflict of interest with any other interests or obligations that the parties may have.

SECTION 13.0:  Integration. This Agreement expresses the entire understanding of the parties with respect to its subject matter, and supersedes any prior agreements with respect thereto.  This Agreement may not be amended or modified except in writing signed by the party against whom such modifications or amendment is to be enforced.

SECTION 14.0:  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of the remaining provisions of the Agreement.

Definitive [REDACTED] Agreement – Uncle Matt’s Organic, Inc./Citrus Extracts, Inc.	Page 4

SECTION 15.0:  Relationship of the Parties.  Although the parties desire to establish a contractual relationship (“Relationship”), this Agreement does not constitute the parties as partners, joint ventures or agents of each other, and neither party shall so represent itself.

SECTION 16.0:  Injunctive Relief and Damages.  Each of the parties acknowledges that any breach of this Agreement shall result in irreparable and continued damage to the non-disclosing party and/or non-breaching party including actual and exemplary damages together with attorney’s fees and costs and therefore, in addition to any other remedy which may be afforded by law, any breach or threatened breach of this Agreement may be prohibited by restraining order and/or injunction or any other equitable remedies of any court.

SECTION 17.0:  Waiver. No failure or delay by either of the parties exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.

SECTION 18.0:  Assignment.  Neither party may assign this Agreement without the prior written consent of the non-assigning party.

SECTION 19.0:  Notices. All notices hereunder shall be in writing, and given when delivered by receipted express courier service or sent via Registered U.S. Postal Service to the party at the addresses noted below (or at such other address as a party may designate by service upon the other in writing).

If to UNCLE MATT’S
Uncle Matt’s Organic, Inc.
[REDACTED]

If to CITRUS EXTRACTS
Citrus Extracts, Inc.
[REDACTED]

SECTION 20.0: Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF FLORIDA, AS SUCH LAWS ARE APPLIED TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN FLORIDA, REGARDLESS OF THE DICTATES OF FLORIDA CONFLICTS LAWS, AND THE PARTIES HEREBY SUBMIT TO JURISDICTION AND VENUE THEREIN.

Definitive [REDACTED] Agreement – Uncle Matt’s Organic, Inc./Citrus Extracts, Inc.	Page 5

SECTION 21.0:  Future Products.  Nothing contained in this Agreement shall constitute a commitment by either party to the development or release of any future products and/or programs disclosed thereby or shall restrict either party in its efforts to improve products and systems. Additionally, participation in the information exchange pursuant to this Agreement shall not constitute or imply a commitment by either party to favor or recommend any product or service of the other party.

SECTION 22.0: Representation and Warrants.  UNCLE MATT’S and CITRUS EXTRACTS hereby represent, warrant and agrees that they are each and separately corporations duly organized, validly existing and in good standing under the laws of Delaware and Florida, respectively, with all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted and as proposed to be conducted under this Agreement. UNCLE MATT’S and CITRUS EXTRACTS acknowledge that they have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by their authorized entities.

SECTION 23.0: Indemnification.  CITRUS EXTRACTS hereby agrees to indemnify and hold harmless UNCLE MATT’S, its affiliates, employees, agents, consultants and attorneys (herein, the "Indemnified Parties") from and against any loss, expense, damage or injury suffered or sustained by any Product produced and sold by CITRUS EXTRACTS on behalf of UNCLE MATT’S in associated with this Agreement..

SECTION 24.0:    Reserved.

SECTION 25.0:  Headings.  Section and paragraph headings or captions are used in this Agreement for convenience only and do not limit or otherwise affect the meaning of any provision of this Agreement.

SECTION 26.0:  Counterparts and Facsimile Signatures.  This Agreement may be executed in one or more counterparts.  Each counterpart is an original and proof of this Agreement may be made without more than one counterpart.  Facsimile signatures are binding on the party providing the facsimile signatures.

SECTION 27.0:  ENTIRE FINAL AGREEMENT.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AND COMPLETE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN, ORAL AGREEMENTS BETWEEN THE PARTIES.  MODIFICATIONS AND AMENDMENTS TO THIS AGREEMENT INCLUDING ANY EXHIBIT OR APPENDIX SHALL BE ENFORCEABLE ONLY IF THEY ARE IN WRITING AND SIGNED BY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES.

Definitive [REDACTED] Agreement – Uncle Matt’s Organic, Inc./Citrus Extracts, Inc.	Page 6

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date first above written.

(Signature Page Follows)

Definitive [REDACTED] Agreement – Uncle Matt’s Organic, Inc./Citrus Extracts, Inc.	Page 7

UNCLE MATT’S ORGANIC, INC.

By:  ____[REDACTED]_______
        (Signature)

By:  ____[REDACTED]__________
        (Printed)

Title:  ____[REDACTED]_______

CITRUS EXTRACTS, INC.

By:  ____[REDACTED]_____
        (Signature)

By:  _____[REDACTED]______
        (Printed)

Title:  _____[REDACTED]__________

Definitive [REDACTED] Agreement – Uncle Matt’s Organic, Inc./Citrus Extracts, Inc.	Page 8

ATTACHMENT A

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT
BY AND BETWEEN
CITRUS EXTRACTS, INC. AND UNCLE MATT’S ORGANIC, INC.

Definitive [REDACTED] Agreement – Uncle Matt’s Organic, Inc./Citrus Extracts, Inc.	Page 9